UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Catamaran Corporation

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The following document was made available to employees of Catamaran Corporation on April 3, 2015:

Catamaran and OptumRx – Q&A (Volume 1)

As you are aware, we have recently announced the planned acquisition of Catamaran by Optum. While we do not know the exact date that the acquisition will close, we anticipate that it will take several months. Until that time, it is important that we maintain our ongoing business functions and day-to-day activities.

We are waiting for additional information in order to answer some of the questions that we have received, so if you don’t see your question in this list, it will be addressed in later Q&A postings.

EMPLOYEE MATTERS:

Q.	Should I continue to work on 2015 goal setting and development planning?

A.	Yes! Catamaran remains committed to the vital work of servicing our clients and members. Toward that end, goal setting and development planning are important to our business and to your career. You should thoughtfully approach these activities based on our corporate goals and strategies, and complete any training assigned to you through Target Your Success.

Q.	Will our Catamaran benefits change for 2016? When will changes occur?

A.	Optum and Catamaran will be working together regarding benefit offerings. Once we have more information regarding the Optum benefits and the enrollment process and timing we will communicate that information to you.

Q.	Will our 401k remain the same and continue to be administered by Merrill Lynch?

A.	Until decisions are made regarding the transition of benefits post-closing, no changes are expected to the Catamaran 401k plan. Once we have more information regarding the Optum benefits and the enrollment process and timing we will communicate that information to you.

Q.	Will our tuition reimbursement program change?

A.	No decisions have been made at this time regarding the tuition reimbursement program. You will receive details about any changes to this program as soon as they become available.

Q.	How will stock options and restricted stock units (RSUs) be treated as a result of the acquisition? How will any fully vested/unvested stock be handled?

A.	Stock Options and Restricted Stock Units (RSUs) granted before January 1, 2014 will vest upon close of the transaction and will be valued at $61.50 per share.

Generally, Stock Options and Restricted Stock Units (RSUs) granted on or after January 1, 2014 will be converted to UnitedHealth Group stock options and/or RSUs. The vesting terms and conditions will remain the same as the terms of the Catamaran options and RSUs. More information will be shared with each person who has been granted Catamaran equity.

Fully vested Catamaran Stock Options and RSUs will convert to a cash value based on the $61.50 per share price.

Q.	Will the Employee Stock Purchase Program change as a result of the acquisition? Given the news, do normal “blackout” periods apply to enroll or opt out of the Employee Stock Plan?

A.	For employees currently enrolled in the Catamaran Employee Stock Purchase Plan “ESPP” for the time period January 1, 2015 through March 31, 2015, we expect this will be the final purchase period under the plan due to the acquisition. Shares will be purchased on March 31, 2015 based on the enrollment for the January – March time period, as our intent is for the Catamaran ESPP to terminate effective March 31, 2015. If you had made or planned to carry forward an election into the future quarters, these will be not deducted from your paycheck going forward. If you have any funds remaining in your ESPP account, these will be refunded to you in May 2015.

Until the transaction closes, Catamaran and Optum remain separate companies and so the same Catamaran Black-Out Rules and timing apply.

Q.	Upon joining Catamaran, I signed an agreement not to work for any of our clients for one year after leaving Catamaran. Does this agreement apply in the event of an acquisition-related layoff or upon becoming an employee of OptumRx?

A.	Yes. The Catamaran employment terms and agreements remain valid, and we expect them to continue after the closing of the transaction.

Q.	Will we continue to fill vacant positions listed on the Catamaran career website? Will employees still be able to apply for our open positions?

A.	We will still fill vacant positions within Catamaran. However, during this time between signing and closing the transaction, we will continue to evaluate all open positions to make thoughtful decisions around whether these positions need to be filled at this time. The current approval process remains in place. Employee will still be able to apply for our current open positions.

Q.	What can you tell us relative to job security?

A.	OptumRx is looking to grow the combined businesses beyond what either company could accomplish on its own, which we believe will offer new and exciting opportunities to employees of the combined company. While we recognize that there may be overlaps in our businesses, such as the duplication of roles and responsibilities, it is premature to speculate about how this will be addressed and at this time no decisions have been made. The OptumRx and Catamaran leadership teams will be thoughtful about integration to minimize the impact to people. As always, we are committed to treating everyone at Catamaran with dignity and respect, and we will keep employees informed as we move forward with the transition.

Q.	Will the Schaumburg headquarters move or close?

A.	Location-specific decisions have not been made at this early date. We will evaluate all current locations to determine what works best for the company and our employees. Watch for further information as details emerge.

Q.	Will pay structures change as a result of the acquisition?

A.	Decisions related to the integration of Catamaran and OptumRx have not yet been addressed. We are committed to sharing details with employees as soon as they become available.

Q:	If there are employee layoffs, will Catamaran employees be offered a meaningful severance?

A:	The past practice of both companies has been to offer fair severance to eligible employees. The OptumRx and Catamaran leadership teams will be thoughtful about integration and will keep employees informed as we move forward with the transition.

Q.	I heard a rumor that Express Scripts may try to outbid Optum to acquire us. Is it possible that Express Scripts, or any other entity, can outbid Optum?

A.	Catamaran’s Board of Directors, with the assistance of its advisors, carefully considered a variety of strategic options and unanimously concluded that this transaction is in the best interests of our shareholders. With public companies, there is always a possibility of another bidder. That said, we are very excited for our combination with Optum and the value it will deliver to all of our stakeholders.

CLIENTS:

Q.	How do we frame the conversation with clients who chose Catamaran over OptumRx?

A.	Each client’s circumstances are different. Sales and account management teams have been prepped and are having appropriate level of conversations with our clients, prospects and consultants.

Q.	How do we expect to sell, renew or retain health plan clients?

A.	Today, over 300 health plans, administrators and payors utilize the services of various units of Optum. In purchasing Catamaran, UHG’s desire is to create a stand-alone PBM that functions much as the other units of Optum. Optum decided to propose acquiring Catamaran because our capabilities are impressive and our leadership team has delivered the fastest growth in the industry. When combined with the significant analytic capabilities and the scale of OptumRx the result is a unique, value added offering unparalleled by current competitors.

As with any of the other Optum units, OptumRx will continue to function on a stand-alone basis and UHG will continue to support the strictest methods of client confidentiality and security.

Q.	Does OptumRx currently have large health plan clients? Is it possible to receive examples of recent health plan clients who recently renewed or signed on with OptumRx?

A.	Optum has extensive experiencing servicing large health plan clients including United HealthCare.

UNITEDHEALTH GROUP / OPTUM / OPTUMRx:

Q.	Does Optum have an employee stock purchase plan?

A.	Yes, eligible Optum employees are able to purchase stock through the UnitedHealth Group’s Employee Stock Purchase Plan. Once more information becomes available we will share details with you.

Q.	Can you more fully explain the timeline for the closing of the Catamaran acquisition?

A.	We expect to complete the combination in the fourth quarter of 2015, subject to satisfaction of customary closing conditions, including regulatory approval.

Q.	Optum recently acquired an Orlando location 1.6 miles from the Catamaran building. Might Catamaran’s Orlando site move to that building?

A.	Location-specific decisions have not been made at this early date. We will evaluate these decisions on a case-by-case basis to determine what works best for the company and our employees. Watch for further information as details emerge.

Q.	Will PCN/Bin numbers change? If a client requests member ID cards post-acquisition, is there a cost and what will that cost be?

A.	Catamaran and OptumRx want to minimize disruption for members. We expect to minimize change and our goal is to make the transition as transparent and as simple as possible for our clients and their members.

Q.	What percentage of the UnitedHealth Group employees does OptumRx represent? Can you provide details to help us understand how Optum fits into the overall structure of UnitedHealth Group?

A.	UnitedHealth Group has a workforce of 172,000 individuals around the world. As a health services and innovation company, 86,000 of those individuals work at Optum, focusing on driving change for a healthier future. There are approximately 6,600 employees at OptumRx. Learn more at the Optum website.

The following document was made available to certain management employees of Catamaran Corporation on April 3, 2015 to guide discussions with customers:

Q1:	How can we ensure health plans and TPAs are comfortable doing business with UHG, which they view as a competitor?

Today, over 300 health plans, administrators and payors utilize the services of various units of Optum. In purchasing Catamaran, UHG’s desire is to create a stand-alone PBM that functions much as the other units of Optum. Optum decided to propose acquiring Catamaran because our capabilities are impressive and our leadership team has delivered the fastest growth in the industry. When combined with the significant analytic capabilities and the scale of OptumRx the result is a unique, value added offering unparalleled by current competitors.

As with any of the other Optum units, OptumRx will continue to function on a stand-alone basis and UHG will continue to support the strictest methods of client confidentiality and security.

Q2:	When SXC and Catalyst merged, we were told that integration would be more simple since both companies operated on the same platform. However, it did not turn out that way. Why will it be different with OptumRx?

Although Catalyst was operating on the RxClaim platform, it was operating in a different environment than SXC. In addition, many acquisitions made by Catalyst had not been migrated to the RxClaim platform, including its three largest clients. Finally, Catalyst was not current with many updates made to RxClaim. Consequently, there was the need to undergo a migration for many clients.

OptumRx is a technology client of Catamaran’s, operating on the RxClaim platform and it has maintained its currency, in synch with Catamaran updates. Thus, there will be no need to migrate for any client.

Important Additional Information

This communication is being made in respect of the proposed transaction involving Catamaran Corporation (the “Company”). This communication does not constitute the solicitation of any vote or approval. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities (collectively, the “Canadian Securities Commissions”), including a preliminary proxy circular and proxy statement and a definitive proxy circular and proxy statement. However, such documents are not currently available. The definitive proxy circular and proxy statement will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY CIRCULAR AND PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION

ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the definitive proxy circular and proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, at the SEC’s Internet site at www.sec.gov and are also available electronically on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Copies of the documents filed with the SEC and SEDAR by the Company will be available free of charge on the Company’s website via the investor relations section of our website at www.catamaranrx.com under the heading “Investors.” Shareholders of the Company may also obtain a free copy of the definitive proxy circular and proxy statement and the filings with the SEC and SEDAR that will be incorporated by reference in the proxy circular and proxy statement by contacting the Company’s Investor Relations Contact, Tony Perkins, at (312) 261-7805.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its definitive proxy circular and proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC and the Canadian Securities Commissions on March 27, 2015, its annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and in subsequent documents filed with the SEC and SEDAR, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary proxy circular and proxy statement and the definitive proxy circular and proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC and the Canadian Securities Commissions when they become available.

Forward-Looking Statements

Certain statements included herein, including guidance and those that express management’s objectives and the strategies to achieve those objectives, as well as information with respect to the Company’s beliefs, plans, expectations, anticipations, estimates and intentions, constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including, without limitation, risks or uncertainties associated with: the failure to obtain shareholder approval in a timely manner or otherwise; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions

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that are not anticipated; the possibility that the proposed transactions will not close, including by any failure to satisfy closing conditions or a termination of the arrangement agreement; risks that the businesses of Catamaran and Optum will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize the anticipated cost savings, synergies and other benefits of the combined operations of Catamaran and Optum; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against Catamaran, Optum and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including customers, employees and other business partners; and the ability to attract new customers and retain existing customers in the manner anticipated.

The foregoing list of factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. Other factors that should be considered are discussed from time to time in Catamaran’s filings with the SEC, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Form 10-Qs, which are available at www.sec.gov. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to Catamaran or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS COMMUNICATION REPRESENTS THE COMPANY’S CURRENT EXPECTATIONS AND, ACCORDINGLY, IS SUBJECT TO CHANGE. HOWEVER, THE COMPANY EXPRESSLY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING INFORMATION, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY APPLICABLE LAW.

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